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                                                                   EXHIBIT 10.12


                              ACQUISITION AGREEMENT
                                       AND
                               CLOSING MEMORANDUM


This Acquisition Agreement and Closing Memorandum ("Agreement") is entered into effective January 15, 1999, by and between Basic Technologies, Inc., a Colorado corporation ("Basic"), and Simpco, Inc., a Texas corporation ("Simpco").

Effective this date, Basic and Simpco have consummated and closed a business combination on the following terms and under the following warranties:

1. The transactions set forth have been duly authorized by the respective boards of directors of Basic and Simpco, and by the shareholders of Simpco.

2. The undersigned officers and representatives of the respective corporations certify through their signatures that they have been duly authorized by their respective boards of directors to execute the agreement on behalf of their respective corporations.

3. Basic and the undersigned representative of Basic jointly and severally represent and warrant that all documents and information furnished to Simpco in connection with the transactions set forth herein are true and accurate to the best of their knowledge.

4. Simpco and the undersigned representative of Simpco jointly and severally represent and warrant that all documents and information furnished to Basic in connection with the transactions set forth herein are true and accurate to the best of their knowledge.

5. Simpco has delivered to Basic on behalf of Simpco's shareholders stock certificates representing one hundred per cent (100%) of the issued and outstanding shares of Simpco ("the Simpco stock"), each certificate bearing an endorsement in blank and duly signed by the shareholder named on the face of the certificate.

6. In exchange for the Simpco stock, Basic will cause to be issued through its transfer agent 850,000 shares ("the Basic shares") of its authorized but previously unissued voting common stock to the shareholders of Simpco named on the attached Exhibit A to this Agreement, and in the respective numbers of shares set forth on the same Exhibit A. The Basic shares will, immediately following issuance, represent approximately thirteen per cent (13%) of the issued and outstanding shares of the common stock of Basic.

                                       (1)



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7. Both Basic and Simpco execute this Agreement based upon reliance that this transaction will be considered to be a tax-free reorganization to both corporations and to the shareholders of both corporations, under Internal Revenue Code Sections 354, 361 and 368.

In witness whereof, the undersigned have caused this Agreement to be executed effective as of the first date above written.


Basic Technologies, Inc.



By: /s/ BRYAN L. WALKER
   -----------------------
Bryan L. Walker,
President and Chairman of the Board



Simpco, Inc.



By: /s/ ERIC SIMPSON
   -----------------------
Eric Simpson, President




                                       (2)




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                                    EXHIBIT A
                                       TO
                  ACQUISITION AGREEMENT AND CLOSING MEMORANDUM



                             NUMBER OF          NUMBER OF
                           SIMPCO SHARES      BASIC SHARES
SIMPCO SHAREHOLDER          SURRENDERED          ISSUED



Randy K. Dusek                 2,500            212,500

Simpco Trust #1                2,500            212,500

Simpco Trust #2                2,500            212,500

Simpco Trust #3                2,500            212,500


    Total                     10,000            850,000






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                                   ADDENDUM TO
                              ACQUISITION AGREEMENT
                             AND CLOSING MEMORANDUM


This Addendum to that certain Acquisition Agreement and Closing Memorandum ("Agreement") entered into effective
January 15, 1999, by and between Basic Technologies, Inc. and
Simpco, Inc. is made effective January 15, 1999.

It is hereby agreed between the parties that paragraph 6 of the Agreement be corrected and amended by adding the following wording to the said paragraph:

     " The parties acknowledge that the number of shares to be issued by Basic (valued at $ 1.00 per share) and the amount of the $ 90,000.00 promissory note to be drawn by Basic, have been determined by the mutually agreed upon net value of the equipment owned by Simpco, Inc.,of $ 940,000.00, and that there is no goodwill value in the corporation.

       On July 15, 2000, the equipment owned by Simpco on January 15, 1999 will be re-valued by the same procedures used in the initial valuation. Should the value of that equipment, taken as a whole, then be greater than $ 1,080,000.00, the shareholders of Simpco currently transferring shares to Basic, or their assigns, will be entitled to receive additional shares of Basic. The formula for determining the number of shares to be issued is:

     a. The Basic shares will be issued at a valuation equal to the greater of the traded market price of the stock on July 15, 2000, or $ 1.00 per share; and

     b. The dollar equivalent to be received will be fifty per cent (50%) of the excess of the equipment value over $ 1,080,000.00.

       Basic will cause its transfer agent to issue any qualified shares as soon as possible."

In witness whereof, the undersigned have caused this Addendum to be executed effective as of the first date above written.

Basic Technologies, Inc             Simpco, Inc.


By: /s/ BRYAN WALKER                By: /s/ ERIC SIMPSON
Bryan Walker                        Eric Simpson
President and Chairman              President
   of the Board